U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 27, 2005

Photonic Products Group, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

181 Legrand Avenue, Northvale, New Jersey		07647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (201) 767-1910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8: OTHER EVENTS

FOR IMMEDIATE RELEASE

Tuesday, September 27, 2005

Source: Photonic Products Group, Inc.

MRC OPTICS RECEIVES ARROWHEAD LOT II

COMPONENTS CONTRACT FROM LOCKHEED MARTIN

NORTHVALE, NJ, September 27 – Photonic Products Group, Inc. (OTC Bulletin Board: PHPG) announced today that its MRC Optics subsidiary was awarded a contract for precision optical components from Lockheed Martin (LM) Electronics and Missiles Control Div. in Orlando, Florida for their Lot II production of the Arrowhead® Electro-Optical System. This is the third consecutive award to MRC Optics for Arrowhead since 2002, each for increased quantities. This year’s award covers double-digit deliveries per month through October 2006. The dollar value of the contract was not disclosed.

Arrowhead is the advanced electro-optical fire control system that AH-64 Apache helicopter pilots will use for safe flight in day, night, or bad weather missions. It is the U.S. Army’s Modernized Target Acquisition Designation Sight/Pilot Night Vision Sensor (M-TADS/PNVS) system and is leading edge in its design. Arrowhead’s advanced technology improves both system performance and system reliability by more than 150 percent while maintenance actions decrease approximately 60 percent. According to LM, streamlining field maintenance from three to two levels will save nearly $1 billion in operation and support costs over the 20-year life of the system. Its modular architecture accommodates a field-retrofit from original TADS/PNVS to the new Arrowhead configuration on both Apache A and D models.

The U.S. Army fielded its first unit equipped with Arrowhead in June 2005. It plans to buy 700+ systems to outfit its AH-64 fleet, with an additional 240 systems to be delivered to the United Kingdom, and additional foreign military sales. Production Lot II was awarded to LM in May of this year.

Dan Lehrfeld, President and CEO of Photonic Products Group commented, “Our MRC Optics team and I are pleased to have been the supplier of these precision components on Lockheed Martin’s Arrowhead team since the inception of their system upgrade concept. The Apache platform has proven itself to be an indispensable tactical war-fighting system, and we believe the Arrowhead upgrade will therefore remain a high priority program in the Congress and in the DOD.”

Steve Hobert, MRC Optics VP of Sales and Marketing added, “Based on this third successive award, we anticipate Lockheed Martin will initiate discussions with MRC Optics to establish a multi-year pricing agreement that will offer continuous hardware support through 2008, or beyond.”

Photonic Products Group, Inc. develops, manufactures, and markets products and services for use in diverse Photonics industry sectors via its expanding portfolio of branded businesses. INRAD specializes in crystal-based optical components and devices, laser accessories and instruments. Laser Optics specializes in precision custom optical components, assemblies, and optical coatings. MRC Optics specializes in precision metal and diamond turned optics, and opto-mechanical and electro-optical assemblies. PPGI’s customers include leading corporations in the Defense and Aerospace, Laser Systems, and Process Control and Metrology sectors of the Photonics Industry, as well as the U.S. Government.  Its products are also used by researchers at National Laboratories and Universities world-wide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “will”, “plan”, or similar words.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in future funding of the Apache upgrade program, uncertainties in award of future production lots to the Company, market demand for the company’s products or the products of its customers, future actions by competitors, and other factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission. The forward looking statements made in this news release are made as of the date hereof and Photonic Products Group, Inc. does not assume any obligation to update publicly any forward looking statement.